Exhibit 8

BAKER & DANIELS LLP

600 East 96th Street, Suite 600

Indianapolis, Indiana 46240

(317) 569-9600

(317) 569-4800 (fax)

March 16, 2006

Simon Property Group, Inc.

Suite 15 East

115 West Washington Street

Indianapolis, Indiana 46204

Ladies and Gentlemen:

You have asked our opinion concerning the federal income tax matters pertaining to Simon Property Group, Inc. (“SPG”) in connection with the Registration Statement on Form S-3 (as amended and including any prospective supplement issued in connection therewith, the “Registration Statement”) being filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). All capitalized terms used herein have their respective meanings set forth in the Registration Statement unless otherwise stated.

In connection with this opinion we have examined the Registration Statement (including the documents incorporated therein by reference), the Amended and Restated Certificate of Incorporation and Bylaws of SPG and the Seventh Amended and Restated Limited Partnership Agreement, as amended and supplemented, of the Simon Property Group, L.P. (the “Operating Partnership” and together with SPG, the “Companies”), each in the form filed with the Commission. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Companies, such agreements, certificates of public officials, and certificates of officers or other representatives of the Companies and others, and such other documents, instruments, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination of documents, we have assumed, with your consent, (i) that all documents submitted to us are authentic originals, or if submitted as photocopies, that they faithfully reproduce the originals thereof; (ii) that all such documents have been or will be duly executed to the extent required; (iii) that all representations and statements set forth in such documents are true and correct; (iv) that any representation or statement made as a belief or made “to the knowledge of,” or similarly qualified is correct and accurate without such qualification; (v) that all obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms; and (vi) that the Companies at all times will be organized and operated in accordance with the terms of such documents. We have further assumed that, except for any exceptions set forth in the representation letter described in the following paragraph, the statements and descriptions of the Companies’ businesses, properties, and intended activities as described in the Registration Statement and the documents incorporated therein by reference are accurate and complete.

For purposes of rendering the opinions expressed herein, we also have assumed, with your consent, the accuracy of the representations contained in the letter from SPG to us dated March 16, 2006. These representations relate to the classification and operation of SPG as a REIT.

Based upon and subject to the foregoing, we are of the following opinions:

1.                                       SPG has been organized and has operated in a manner so as to qualify for taxation as a REIT under the Code.

2.                                       SPG has been organized and has operated in a manner, as described in the Registration Statement and as represented by SPG, so as to enable SPG to remain qualified as a REIT.

3.                                       The discussion contained in that portion of the base prospectus for the equity securities of SPG included in the Registration Statement under the heading “Federal Income Tax Considerations” fairly summarizes the federal income tax considerations that are likely to be material to a holder of the equity securities of SPG to be issued pursuant to the Registration Statement.

This opinion letter is given as of the date hereof and is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Further, any variation or difference in the facts from those set forth in the Registration Statement may affect the conclusions stated herein. Moreover, SPG’s qualification and taxation as a REIT depends upon its ability to meet – through actual annual operating results – requirements under the Code regarding income, distributions and diversity of stock ownership. Because the satisfaction of these requirements will depend upon future events, no assurance can be given that the actual results of its operations for any one taxable year will satisfy the tests necessary to qualify as or be taxed as a REIT under the Code.

This opinion letter is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Federal Income Tax Considerations” in the base prospectus for the equity securities of SPG included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

We express no opinion as to any federal income tax issue or other matter except those set forth or confirmed above.

Very truly yours,

/s/ BAKER & DANIELS LLP